      NEITHER THIS WARRANT NOR THE SHARES OF STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
   NO SALE, TRANSFER OR OTHER DISPOSITION OF THIS WARRANT OR SAID SHARES MAY BE EFFECTED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR
   (II) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE.

Warrant                                                               No. of
No.  1                      STOCK PURCHASE WARRANT             Shares 29,167
   -----                                                             -------

                TO SUBSCRIBE FOR AND PURCHASE COMMON STOCK OF

                    AMERICAN SCIENCE AND ENGINEERING, INC.

   THIS CERTIFIES that, for value received, Grayson & Associates (together with any subsequent transferees of all or any portion of this Warrant, the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase from American Science and Engineering, Inc., a Massachusetts corporation (hereinafter called the "Company"), at the price of $6.25 per share (subject to adjustment as provided in Section 6, the "Warrant Purchase Price"), up to 29,167 fully paid and non-assessable shares of the Company's common stock, $0.66-2/3 par value per share (the "Shares").

   1. DEFINITIONS. As used herein the following terms shall have the following meanings:

   "ACT" means the Securities Act of 1933 as amended, or a similar Federal statute and the rules and regulations of the Commission issued under that Act, as they each may, from time to time, be in effect.

   "COMMISSION" means the Securities and Exchange Commission, or any other Federal agency at the time administering the securities laws of the United States.

   "REGISTRATION STATEMENT" means a registration statement (other than a registration statement on Form S-8 solely with respect to employee benefit plans, or on Form S-4 solely with respect to Rule 145 transactions, or any successor form or forms used for the purpose specified by such forms) filed by the Company with the Commission under the Act for a public offering and sale of securities of the Company.

   "SHARES" means the 29,167 shares of the Company's Common Stock issued or issuable to the Holder upon the exercise of this Warrant and any other shares of Common Stock of the Company issued with respect to such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, mergers, consolidations, or similar events); provided, however, that any shares previously sold by the Holder to the public pursuant to a registered public offering or Rule 144 under the Act shall cease to be within the definition of "Shares" as used herein.

   2. PURCHASE RIGHTS. The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time and from time to time commencing on the date hereof and ending at 5:00 p.m. on July 18, 2000.

   3. EXERCISE OF WARRANT. Subject to Section 2 above, the purchase rights represented by this Warrant may be exercised, in whole or in part and from time to time, by the surrender of this Warrant and the duly executed Notice of Exercise (the form of which is attached as Exhibit A) at the principal office of the Company and by the payment to the Company, by certified check, of an amount equal to the then applicable Warrant Purchase Price per share multiplied by the number of Shares then being purchased. Upon exercise, the Holder shall be entitled to receive, within a reasonable time, a certificate or certificates, issued in the Holder's name or in such name or names as the Holder may direct, for the number of Shares so purchased. The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this Warrant shall have been exercised.

   4. SHARES TO BE ISSUED; RESERVATION OF SHARES. The Company covenants that all shares that may be issued upon the exercise of the purchase rights represented by this Warrant will, upon issuance, be fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the purchase rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issuance upon exercise of the purchase rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the right represented by this Warrant.

   5. NO FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made equal to such fraction multiplied by the fair market value of such shares of Common Stock, as determined in good faith by the Company's Board of Directors.


   6.     ADJUSTMENTS OF WARRANT PURCHASE PRICE AND NUMBER OF SHARES.

   (a) If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Board of Directors of the Company (or if the Company is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this Warrant, and the number and kind of shares and the price per share then applicable to shares covered by the unexercised portion of this Warrant.

   (b) Upon each adjustment under subparagraph (a) above, the Company shall give prompt written notice thereof addressed to the Holder at the address of such holder as shown on the records of the Company, which notice shall state the Warrant Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock issuable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

   7.     REGISTRATION RIGHTS.  The Company agrees as follows:

   (a) Subject to subparagraph (b) of this Section 7, the Company shall use its best efforts to register the Shares, within one year from the date hereof, under the Act for resale by the Holder on a Registration Statement on Form S-3, or any successor abbreviated registration form.

   (b) If the Company shall determine to register any shares of its Common Stock under the Act within one year from the date hereof and, in connection therewith, the Company may lawfully register any of the Shares, as an alternative to the right granted to the Holder in subparagraph (a) hereof, the Company, at its option, will promptly give written notice thereof to the Holder. Upon the written request of the Holder within 30 days after receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Shares which the Holder has requested to be registered to be included in the related Registration Statement, all to the extent requisite to permit the sale or other disposition of the Shares. However nothing herein shall prevent the Company from at any time abandoning or delaying any registration.

   (c) If any shares registered pursuant to this Section 7 shall be included in an underwritten public offering in whole or in part, the Company may require that the shares requested for inclusion hereunder be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. The number of Shares otherwise to be included in the underwritten public offering shall be subject to the approval of the managing underwriter, and in the event that less than all of the Shares are approved by such underwriter for inclusion in the public offering, the number of shares, if any, to be included will be reduced on a pro rata basis with the shares proposed to be included in such offering by any other selling shareholder (exclusive of the Company). Notwithstanding anything to the contrary herein, the parties acknowledge that only those shares, if any, approved by the managing underwriter shall be registered under this section 7 in an underwritten public offering.

   8. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 7 to effect the registration of the Shares under the Act, the Company will:

   (a) prepare and file with the Commission a Registration Statement with respect to such Shares, and use its best efforts to cause such Registration Statement to become and remain effective for such period as may be reasonably necessary to effect the sale of such Shares;

   (b) prepare and file with the Commission such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for such period as may be reasonably necessary to effect the sale of such Shares;

   (c) furnish to the Holder participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

   (d) use its best efforts to register or qualify the securities covered by such Registration Statement under the state securities or blue sky laws of such jurisdictions as the Holder may reasonably request within 20 days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

   (e) notify the Holder promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

   (f) notify the Holder promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

   (g) prepare and promptly file with the Commission and promptly notify the Holder of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

   (h) advise the Holder promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

   9. EXPENSES. All expenses in connection with, or incidental to, the preparation and filing of any Registration Statement pursuant to Section 7 hereof, any registration or qualification under securities or blue sky laws of states in which the offering will be made, and any filing fee of the National Association of Securities Dealers, Inc. ("NASD") relating to such offering, shall be borne by the Company; provided, however, that the Holder shall bear its pro rata share of the underwriting discount and commissions and transfer taxes, all fees and disbursements of Holder's counsel, and, to the extent required by applicable state securities laws and NASD rules and regulations, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the Shares to be offered are to be registered or qualified.

   10. RIGHTS AND OBLIGATIONS SURVIVE EXERCISE AND EXPIRATION OF WARRANT. The rights and obligations of the Company and the Holder set forth in Sections 7, 8 and 9 shall survive the exercise and expiration of this Warrant.

   11. NO RIGHTS AS SHAREHOLDERS. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to exercise of this Warrant and the payment for the shares of Common Stock so purchased. Notwithstanding the foregoing, upon request of the Holder, the Company shall transmit to the Holder such information, documents and reports as are generally distributed to holders of the capital stock of the Company. Upon valid exercise of this Warrant and payment for the shares of Common Stock so purchased in accordance with the terms of the Warrant, the Holder or the Holder's designee, as the case may be, shall be deemed a shareholder of the Company.

   12. SALE OR TRANSFER OF THE WARRANT; LEGEND. The Warrant and the shares of Common Stock shall not be sold or transferred unless either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate representing any Warrant shall bear the legend set out on page 1 hereof. Each certificate representing any Common Stock shall bear a legend substantially in the following form, as appropriate:

   THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

Such Warrant and Shares may be subject to additional restrictions on transfer imposed under applicable state and federal securities law.

   13. MODIFICATIONS AND WAIVERS. This Warrant may not be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the same is sought.

   14. NOTICES. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to the Holder at its address shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

   15. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants with the Holder that upon its receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, of an indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

   16. REPRESENTATIONS AND WARRANTIES OF HOLDER. By accepting this Warrant, the Holder represents and warrants that it is acquiring this Warrant and the Shares for its own account, for investment and not with a view to, or for sale in connection with, any distribution thereof or any part thereof. Holder represents and warrants that it (a) is experienced in the evaluation of businesses similar to the Company, (b) is able to fend for itself in the transactions contemplated by this Warrant, (c) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (d) has the ability to bear the economic risks of an investment in the Company, (e) has been furnished with or has had access to all material information concerning the Company and
(f) has been afforded the opportunity to ask questions of and to receive answers from the Company and to obtain any additional information necessary to make an informed investment decision with respect to an investment in the Company.

   17. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Shares issuable upon exercise of this Warrant shall survive the exercise and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

   18. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts, other than the choice of law principles thereof.



   IN WITNESS WHEREOF, AMERICAN SCIENCE AND ENGINEERING, INC. has caused this Warrant to be executed under seal by its officer thereunto duly authorized.

DATED:  As of July 18, 1995

                            AMERICAN SCIENCE AND ENGINEERING, INC.
CORPORATE
  SEAL
                            By: /s/ Ralph Sheridan
                               -------------------------
                               Ralph Sheridan, President

                                  EXHIBIT A


                              NOTICE OF EXERCISE
                              ------------------

   To: AMERICAN SCIENCE AND ENGINEERING, INC.

   1. The undersigned hereby elects to purchase _______ shares of Common Stock of AMERICAN SCIENCE AND ENGINEERING, INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

   2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

   3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. The undersigned further represents that such shares shall not be sold or transferred unless either (1) they first shall have been registered under the Securities Act of 1933, as amended, or (ii) the Company first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Company to the effect that such sale or transfer is exempt from the registration requirement.

   4. In the event of partial exercise, please re-issue an appropriate Warrant exercisable into the remaining shares.



                            -------------------------------
                            (Name)


                            -------------------------------
                            (Address)


                            -------------------------------
                            (Signature)


                            -------------------------------
                            (Date)